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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------
                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                          GENESIS HEALTH VENTURES, INC.
             (Exact name of Registrant as specified in its charter)







Pennsylvania                              1-11666                   06-1132947
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation or organization)                            Identification Number)






                              101 East State Street
                       Kennett Square, Pennsylvania 19348
          (Address, including zip code, of Principal Executive Offices)





       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (610) 444-6350
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Item 5.  Other Events.

         On April 26, 1998, Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis") and its wholly-owned subsidiary V Acquisition Corporation, a Delaware corporation ("Newco"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Vitalink Pharmacy Services, Inc., a Delaware corporation ("Vitalink"). Pursuant to the Merger Agreement, Vitalink will merge with and into Newco, and Newco shall be the surviving corporation (the "Merger"). Each share of Vitalink Common Stock, par value .01 per share, (the "Vitalink Common Stock") will be converted in the Merger into the right to receive (i) .045 shares of Genesis Series G Cumulative Convertible Preferred Stock, par value .01 per share, ("Genesis Preferred"), (ii) $22.50 in cash, or
(iii) a combination of cash and shares of Genesis Preferred (collectively, the "Merger Consideration"), subject to statutory appraisal rights. The Genesis Preferred will have an initial annual dividend of 5.9375%. The total consideration to be paid to stockholders of Vitalink to acquire their shares (including shares which may be issued upon the exercise of outstanding options) is approximately $600 million, of which approximately 50% will be paid in cash and 50% in Genesis Preferred. As a result of the Merger, Genesis will assume approximately $90,000,000 of indebtedness Vitalink has outstanding.

         Vitalink provides pharmacy services to nursing facilities and other institutions. Vitalink services approximately 172,000 beds, operates 57 pharmacies (including four regional infusion pharmacies) in 36 states, and other pharmacy related businesses which, among other things, specialize in pharmaceutical dispensing of individual medications, pharmacy consulting (drug regimen review of potential medication interaction as well as regulatory compliance with medication and administration guidelines), infusion therapy and other ancillary products and services. Manor Care, Inc., a Delaware corporation ("Manor") presently owns approximately 50% of the outstanding Vitalink Common Stock. Subsequent to the consummation of the Merger, assuming Vitalink shareholders other than Manor elect to receive cash, Manor will own on a fully-diluted basis, approximately 18% of the outstanding Genesis common stock, par value $.02, (the "Genesis Common Stock").

         The conditions precedent to the parties' obligation to consummate the transaction include the following: (i) all permits and consents necessary to be obtained prior to the consummation of the transaction shall have been obtained;
(ii) the transaction shall have been duly approved by the shareholders of Vitalink and Genesis; (iii) the agreements, representations and warranties of the parties contained in the Merger Agreement shall be true and correct in all material respects on the closing date; (iv) Genesis shall have received financing sufficient to fund the cash portion of the Merger consideration; (v) there shall not have been any material adverse change in the business, assets, condition, or results of operations of Vitalink or Genesis; (vi) the applicable waiting period under the Hart-Scott Rodino Anti-Trust Improvements Act of 1976, as amended, shall have expired or been terminated; (vii) holders of not more than 10% of the Vitalink Common Stock shall have demanded payment pursuant to
Section 262 of the Delaware General Corporation Law, as amended; and (viii) the shareholders rights plan between Genesis and Mellon Securities Trust Company shall have been amended in order to exempt the issuance of the Genesis Preferred.

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         The Merger Agreement may be terminated and the transaction abandoned
(i) by the mutual agreement of the parties; (ii) by either party if the transactions are not consummated by November 30, 1998, which period may be extended by either party up to 30 days so long as such extension is requested in connection with an attempt to obtain certain governmental consents or approvals;
(iii) by either party in the event any court or governmental agency prohibits the consummation of the Merger; (iv) by either party in the event their shareholders fail to approve the Merger; (v) by the non-breaching party upon the occurrence of an uncured material breach; (vi) by Vitalink in order to enter into a superior acquisition proposal from a third party, if the failure to enter into such transaction would constitute a breach by the Vitalink board of directors of a fiduciary duty to its shareholders; (vii) by Genesis or Vitalink if either parties board of directors withdraw or modify its recommendation to its shareholders to approve the Merger; or (viii) by Vitalink in the event Genesis fails, on or prior to July 10, 1998, to waive its obligation to obtain financing in connection with the Merger. In the event the Merger and the transactions contemplated thereby are not consummated, Vitalink and Manor have agreed to make certain payments to each other.

         In connection with the Merger, Genesis and Manor entered into a Voting Agreement dated as of April 26, 1998 (the "Voting Agreement") pursuant to which Manor granted to Genesis an irrevocable proxy (the "Proxy"). Manor currently owns approximately 50% of the outstanding Vitalink Common Stock. Under the Voting Agreement, Manor agrees to vote (or cause to be voted) its shares in any circumstance in which the vote or approval of the shareholders of Vitalink is sought (i) in favor of adoption and approval of the Merger Agreement and the Merger and the terms thereof and each of the other actions contemplated by the Merger Agreement; (ii) against any action or agreement that would result in (A) any merger, reorganization, recapitalization, or liquidation of Vitalink, (B) any new member being elected to the Vitalink board of directors, or (C) a breach of any covenant, representation or warranty or any other obligation or agreement of Vitalink contained in the Merger Agreement; and (iii) against any action, agreement or transaction that is intended or could reasonably be expected to facilitate a person other than Genesis in acquiring Vitalink or to impede, interfere with, delay, postpone, discourage or materially adversely affect the consummation of the Merger. Under the Agreement, Manor irrevocably grants to Genesis and appoints Genesis its proxy to vote the shares owned by Manor in the manner described above.

         Genesis and Manor have also entered into a rights agreement (the "Rights Agreement") imposing certain standstill obligations upon Manor until the earlier of April 26, 2005, or a board change of Genesis. Manor has agreed to not
(i) acquire additional Genesis voting securities unless Manor owns less than 15% of the voting securities (including all instruments and equity convertible into voting securities) of Genesis; (ii) participate in or otherwise solicit any vote of Genesis shareholders in opposition to the boards recommendation or call a special meeting of the shareholders of Genesis; (iii) assist, encourage or induce any person to acquire voting securities of Genesis; (iv) commence or announce any intention to commence a tender offer for any shares of Genesis stock; (vi) act alone or in concert with others to control or influence the management of Genesis; or (vii) arrange or participate in any financing for any transaction referred to in (i) through (vi) above. Regarding any matter submitted to a vote of the Genesis shareholders at any time prior to April 26, 2001 (other than with respect to a change in control),

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Manor has further agreed take action to vote in its shares in accordance with the recommendation of the Genesis board of directors. In connection with the Rights Agreement, Genesis has agreed to appoint one nominee of Manor as a member of the Genesis board of directors. The Rights Agreement also grants Manor the right to require Genesis to register 25% or more of its Genesis Preferred and the underlying common stock, $.02 par value, in certain circumstances beginning one year after the effective date of the Merger.

         Genesis and Vitalink publicly announced the Merger in a press release dated April 27, 1998, a copy of which is attached hereto as Exhibit 99.1.

         On and after April 29, 1998, certain shareholders of Vitalink filed suit in Delaware state court against Vitalink and certain of its officers and directors, Genesis, and Manor alleging, among other things, that Vitalink and Manor have breached certain fiduciary duties to the Vitalink shareholders in connection with the Merger Agreement and the transactions contemplated thereby, and that Genesis has knowingly aided and abetted the alleged breach. The shareholders mentioned above are seeking to enjoin Manor, Vitalink, and Genesis from proceeding with the Merger and the transactions contemplated thereby.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)     Financial statements of businesses acquired.

                 Not applicable.

         (b)     Pro forma financial information.

                 Not applicable.

         (c)     Exhibits.

                 The following exhibits are being filed as part of this report:


         Number                                      Title
         ------                                      -----
         99.1        Press release dated April 27, 1998.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GENESIS HEALTH VENTURES, INC.


                                                By: /s/ George V. Hager, Jr.
                                                -----------------------------
                                                George V. Hager, Jr.
                                                Senior Vice President and
                                                Chief Financial Officer

Date: May __, 1998